SCHEDULE 14A

                       Information Required in Proxy Statement


                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]
          Check the appropriate box:
          [ ]  Preliminary Proxy Statement
          [ ]  Definitive Proxy Statement
          [X]  Definitive Additional Materials
          [ ]  Soliciting  Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                Avondale Industries, Inc.
                     (Name of Registrant as Specified In Its Charter

                     Board of Directors of Avondale Industries, Inc.
                        (Name of Person(s) Filing Proxy Statement)

          Payment of Filing Fee (Check the appropriate box):
          [X]* $125 per Exchange  Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(j)(2).  *previously paid
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:<FN1>

               4)   Proposed maximum aggregate value of transaction:


           <FN1>  Set forth the amount on which the filing  fee is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
               1)   Amount Previously Paid:

               2)   Form, Schedule or Registration Statement No.:

               3)   Filing Party:

               4)   Date Filed:

                                [AVONDALE LETTERHEAD]
                                                             April 19, 1994

          Dear Stockholder:

          Proxy solicitation material from a group calling itself the "Avondale Shareholder Committee" has recently been filed with the Securities and Exchange Commission proposing advisory shareholder votes asking the Company's Board of Directors to consider changes to the Company's corporate governance structure.

          You need to appreciate that this so-called "committee" is controlled by union organizers who your Company's Board of Directors and management believe are motivated not by legitimate stockholder interests but rather by the desire to advance union-related goals that are harmful to the interests of the Company's stockholders and employees. Your Company's Board of Directors and management strongly urge you NOT to sign any proxy card provided by this committee. In addition, we ask you to sign, date and return the enclosed GREEN proxy card with a vote AGAINST each of the proposals and FOR the two nominees for director.

          We have noted that included among the members of the committee are the United Brotherhood of Carpenters and Joiners of America ("Union") and John Meese, president of the Metal Trades Department, AFL-CIO. The Union, which is an affiliate of the Metal Trades Department, and Mr. Meese became stockholders of record of the Company on April 1, 1994, two business days prior to the record date for the meeting, when they purchased a total of 150 shares of the Company's common stock. We also have noted that the committee's proxy card has named in addition to Mr. Meese, Ed Durkin (director of special programs for the Union) and Phil Miller, a local union organizer, each of whom is a full-time union professional and neither of whom are stockholders, as the proxy holders for the annual meeting. It is our belief that this amounts to undeniable evidence that the committee is union controlled.

          In June 1993, an election was conducted to determine whether certain of the Company's main shipyard's employees desired to be represented by the Metal Trades Department of the AFL-CIO. The National Labor Relations Board is in the process of determining the final outcome of the election.

          The Company has opposed the unionization of the workforce at the main shipyard because the Board of Directors and management believes unionization is not in the best interests of the Company's employees or stockholders. The Company's Board of Directors and management believe that the goals of the union, through the committee, in conducting its proxy solicitation are to attempt to discredit the Company's management and to attempt to weaken the Company's resolve in opposing the unionization of certain of its employees. The Company is just one of many companies that have recently been the target of this union tactic of fostering proxy contests, which the Company's Board of Directors and management believe is an inappropriate way to address labor matters.

          The Company is currently the only major non-union shipyard in the United States. The Company's Board of Directors and management believe that the Company's competitive advantage is due in part to its non-union status and that to give in to union pressure would be detrimental to stockholders' interests.

          The year 1993 marked a significant turning point for the Company as its stock price more than tripled. In addition, during 1993 the Company successfully secured shipbuilding contracts that increased its backlog from a low during the year of approximately $495 million to over $2.2 billion (with options) at year end, an increase of over 400%. The Company also successfully negotiated with the U.S. Navy a $145 million settlement of the Company's previously submitted Requests for Equitable Adjustment with respect to those contracts that were a major reason for the Company's losses in recent years, and reduced its indebtedness over the past 18 months by approximately $82 million. These actions substantially strengthened the Company's financial condition and positioned the Company to take advantage of future business opportunities.

          The same management that the committee has charged with "mismanagement" is responsible for the positive developments in 1993 that will benefit the stockholders and employees in the years ahead. Actions taken by the Company's management will enable the Company to continue to sustain employment at relatively high levels, as the Company was able to do during the difficult period in the late 1980s and early 1990s when many other companies were dramatically downsizing their workforce or going out of business entirely. The Company encourages you to read the Company's 1993 Annual Report, which contains information regarding the achievements of the Company's management and the Company's prospects.

          The Company's Board of Directors is fully informed regarding the ongoing debate over the appropriate structure of the governance of American corporations. The Board continually evaluates these concerns in fulfilling its obligation to manage the Company in the best interests of its stockholders.

          The Company's employees and management have worked very hard to return the Company to profitability and the prospects for a profitable future are bright. The Company does not believe it is in the stockholders' or employees' best interests to disrupt the Company's turnaround at the very time when both the stockholders and employees are on the verge of reaping the rewards of these efforts.

          Once again, we urge you to sign, date and return the enclosed GREEN proxy card with a vote AGAINST each of the committee proposals and FOR the two nominees for director.

          Sincerely,

          THE BOARD OF DIRECTORS OF
          AVONDALE INDUSTRIES, INC.


          By:  __________________________
                 Albert L. Bossier, Jr.
                 Chairman, President &
                Chief Executive Officer

                              AVONDALE INDUSTRIES, INC.

                                  PROXY SUPPLEMENT

                        TO PROXY STATEMENT DATED APRIL 6, 1994

                                    April 19, 1994


               Avondale Industries, Inc. (the "Company") is providing the enclosed material to you in response to materials filed with the Securities and Exchange Commission (the "SEC") by a group calling itself the "Avondale Shareholder Committee", which the Company's Board of Directors and management believe is controlled by union interests. This committee has stated its intention to introduce the six proposals reproduced below at the Company's annual meeting of stockholders on May 6, 1994 (the "Meeting"). In addition to voting FOR the two nominees for director, the Company strongly urges that you vote AGAINST these committee proposals on the enclosed GREEN proxy card for the reasons set out in the enclosed letter.

               You should have already received the Company's proxy statement dated April 6, 1994 (the "Original Proxy Statement") pursuant to which the Company's Board of Directors solicited your vote in favor of the election of two director nominees at the Meeting. These materials were mailed to you prior to the date the committee filed its materials with the SEC and therefore they do not refer to the committee's proposals. The purpose of these supplemental proxy materials is to solicit your vote against the committee proposals and for the two nominees for directors.

               Enclosed is a GREEN proxy card on which you should indicate your vote on the election of directors and the committee proposals. THE COMPANY'S BOARD OF DIRECTORS AND MANAGEMENT STRONGLY URGE YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD WITH A VOTE FOR THE TWO NOMINEES FOR DIRECTOR AND A VOTE AGAINST EACH OF THE COMMITTEE PROPOSALS.

               If you have already sent in the proxy card accompanying the Original Proxy Statement, we ask that you send in the enclosed GREEN proxy card also, which will supersede the proxy card you have already sent in. The latest dated proxy given by you will be the one counted at the Meeting.

               If you have already sent in the proxy card accompanying the Original Proxy Statement, you granted discretionary authority to the persons named as proxies therein to vote in their best judgment on matters that may properly come before the Meeting and that the Company's Board did not know at the time of mailing were to be presented at the Meeting. IF YOU DO NOT SUBSEQUENTLY SEND IN THE GREEN PROXY CARD OR ANY OTHER PROXY CARD, THE PROXY HOLDERS WILL DEEM THAT YOU DO NOT WISH TO REVOKE THE DISCRETIONARY AUTHORITY YOU GRANTED THEREIN AND WILL VOTE YOUR SHARES AS YOU DIRECTED IN THE ELECTION OF DIRECTORS AND AGAINST THE COMMITTEE PROPOSALS.

               If a quorum is present, directors will be elected by plurality vote and, in order to be adopted, the committee proposals must receive the affirmative vote of a majority of the shares of common stock present or represented at the Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                                   Thomas M. Kitchen
                                                       Secretary

          Avondale, Louisiana
          April 19, 1994

               Set forth below are the proposals that the committee has stated it intends to introduce at the Meeting. THE COMPANY'S BOARD OF DIRECTORS AND MANAGEMENT STRONGLY URGE YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD WITH A VOTE FOR THE TWO NOMINEES FOR DIRECTOR AND A VOTE AGAINST EACH OF THE COMMITTEE PROPOSALS.


                                 COMMITTEE PROPOSALS

          Committee Resolution No. 1:  Independent Board of Directors

          BE IT RESOLVED, that the shareholders of Avondale Industries, Inc. ("Company") hereby urge that the Company's Board of Directors take the steps necessary to amend the Company's by-laws, effective after the 1994 annual meeting of shareholders, to provide that the Board of Directors shall consist of a majority of Independent Directors. The by-law change shall be done in a manner which does not affect the unexpired terms of previously elected directors. For these purposes, the definition of Independent Director shall mean a director who:

               .    has not been employed by the Company or an affiliate in
                    an executive capacity within the last five years;
               .    was not, and is not  a  member of a corporation or firm
                    that  is  one  of  the  Company's   paid   advisers  or
                    consultants;
               .    is not employed by a significant customer, supplier  or
                    provider of professional services;
               .    has no personal services contract with the Company;
               .    is  not  employed  by  a  foundation or university that
                    receives  significant grants  or  endowments  from  the
                    Company;
               .    is not a relative of the management of the Company;
               .    is  not a director  of  a  company  on  which  Avondale
                    Industries' Chairman or Chief Executive Officer is also
                    a board member; and
               .    is  not   a  shareholder  who  has  signed  shareholder
                    agreements legally binding him or her to vote with management.

          Committee Resolution No. 2:  Nominating Committee

          BE IT RESOLVED, that the shareholders of the Company urge the Board of Directors to establish a Nominating Committee of the Board in conformity with Company by-laws. The Nominating Committee shall identify and recommend for nomination candidates to stand for election to the Board of Directors. The Committee shall be composed entirely of members who:

               .    have  not  been employed by the Company or an affiliate
                    in an executive capacity within the last five years;
               .    are not a member of another company or firm that is one
                    of  the  Company's  paid  advisers,  consultants  or  a
                    significant customer or supplier of the Company;
               .    have no personal services contract with the Company;
               .    are not employed  by  a  foundation  or university that
                    receives  significant  grants  or endowments  from  the
                    Company;
               .    are not a relative of the management of the Company;
               .    are not a board member or employee  of  another company
                    whose board includes directors or employee of the Company; and
               .    are  not  a  shareholder  who  has  signed  shareholder
                    agreements legally binding him to vote with management.

               The Nominating Committee's responsibilities shall include establishing procedures for the nomination process and developing for Board approval the criteria for nomination. These procedures and criteria should be described in that portion of the Company's proxy statement covering the election of directors.

          Committee Resolution No. 3:  Confidential Proxy Voting

          BE IT RESOLVED, that the shareholders of the Company urge that our Board of Directors take the necessary steps to adopt and implement a policy of confidential voting at all meetings of Company shareholders. The policy should include the following provisions:

               1. that the voting of all proxies, consents and authorizations be secret, and that no such document shall be available for examination, nor shall the vote or identity of any shareholder be disclosed, except to the extent necessary to meet the legal requirements, if any, of the Company's state of incorporation; and
               2. that the receipt, certification and tabulation of such votes shall be performed by independent election inspectors.

          Committee Resolution No. 4:  Board Declassification

          BE IT RESOLVED, that the shareholders of the Company urge that the Board of Directors take the necessary steps, in compliance with the Company's by-laws, to declassify the Board of Directors for the purposes of director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected.

          Committee Resolution No. 5:  Cumulative Voting

          BE IT RESOLVED, that the shareholders of the Company urge our Board of Directors to take the necessary steps, in accordance with Louisiana state law and Company by-laws, to adopt and implement a policy of cumulative voting for all elections of directors.

          Committee  Resolution  No.  6:   Reconstitution  of  Compensation
          Committee

          BE IT RESOLVED, that the shareholders of the Company urge the Board of Directors to take the steps necessary to amend the by-laws of the Company to provide a Board Compensation Committee composed entirely of directors who:

               .    have  not  been employed by the Company or an affiliate
                    in an executive capacity within the last five years;
               .    are not a member of another company or firm that is one
                    of the Company's paid advisers, consultants or a significant customer or supplier of the Company; and

               .    have no personal services contract with the Company.

          Further, the Compensation Committee members should be selected by the entire Board.

                              AVONDALE INDUSTRIES, INC.
                                POST OFFICE BOX 50280
                              AVONDALE, LOUISIANA  70150

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVONDALE INDUSTRIES, INC.

                The undersigned  hereby  appoints Bruce L. Hicks and Joseph
          W. Mangin, Jr., or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Avondale Industries, Inc. held of record by the undersigned on April 5, 1994 at the annual meeting of stockholders to be held on May 6, 1994, or any adjournment thereof.


                                          COMPANY PROPOSALS

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE NOMINEES LISTED BELOW:

            Election of Directors

                [  ] FOR both nominees            [  ] WITHHOLD AUTHORITY
                     listed below (except              to vote for both
                     as marked to                      nominees listed below
                     the contrary below)


               INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER NOMINEE,
                             STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW.

                              Albert L. Bossier, Jr. Hugh A. Thompson





                                         COMMITTEE PROPOSALS

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST COMMITTEE PROPOSALS 1 THROUGH 6, BY CHECKING THE BOX MARKED "AGAINST."

            1.  Independent Board Resolution

                        [  ]AGAINST         [  ]FOR            [  ]ABSTAIN

            2.  Nominating Committee Resolution

                        [  ]AGAINST         [  ]FOR            [  ]ABSTAIN

            3.  Confidential Proxy Voting Resolution

                        [  ]AGAINST         [  ]FOR            [  ]ABSTAIN

            4.  Board of Directors Declassification Resolution

                        [  ]AGAINST         [  ]FOR            [  ]ABSTAIN

            5.  Cumulative Voting Resolution

                        [  ]AGAINST         [  ]FOR            [  ]ABSTAIN

            6.  Reconstitution of Compensation Committee Resolution

                        [  ]AGAINST         [  ]FOR            [  ]ABSTAIN



          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR BOTH OF THE DIRECTOR NOMINEES NAMED ABOVE AND AGAINST PROPOSALS 1 THROUGH 6. THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

          THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY HERETOFORE GIVEN TO ANY PERSON OR PERSONS.

                                                Date: ______________, 1994


                                                ___________________________
                                                 Signature of Shareholder

                                                ___________________________
                                                 Additional Signature, if
                                                       held jointly

                                       PLEASE  SIGN EXACTLY AS NAME APPEARS
                                       HEREON.   WHEN  SIGNING AS ATTORNEY,
                                       EXECUTOR, ADMINISTRATOR,  TRUSTEE OR
                                       GUARDIAN, PLEASE GIVE FULL  TITLE AS
                                       SUCH.  IF A CORPORATION, PLEASE SIGN
                                       FULL CORPORATE NAME BY PRESIDENT  OR
                                       OTHER   AUTHORIZED  OFFICER.   IF  A
                                       PARTNERSHIP,    PLEASE    SIGN    IN
                                       PARTNERSHIP   NAME   BY   AUTHORIZED
                                       PERSON.

                                       PLEASE  MARK,  SIGN, DATE AND RETURN
                                       THIS   PROXY  PROMPTLY   USING   THE
                                       ENCLOSED ENVELOPE.

                                [AVONDALE LETTERHEAD]
                                                             April 19, 1994

          Dear ESOP Participant:

          Proxy solicitation material from a group calling itself the "Avondale Shareholder Committee" has recently been filed with the Securities and Exchange Commission proposing advisory shareholder votes asking the Company's Board of Directors to consider changes to the Company's corporate governance structure.

          You need to appreciate that this so-called "committee" is controlled by union organizers who your Company's Board of Directors and management believe are motivated not by legitimate stockholder interests but rather by the desire to advance union-related goals that are harmful to the interests of the Company's stockholders and employees. Your Company's Board of Directors and management strongly urge you NOT to vote in favor of any proposal advanced by this committee. We ask you to sign, date and return any voting instruction form you may receive with a vote AGAINST each of the committee proposals and FOR the two nominees for director.

          We have noted that included among the members of the committee are the United Brotherhood of Carpenters and Joiners of America ("Union") and John Meese, president of the Metal Trades Department, AFL-CIO. The Union, which is an affiliate of the Metal Trades Department, and Mr. Meese became stockholders of record of the Company on April 1, 1994, two business days prior to the record date for the meeting, when they purchased a total of 150 shares of the Company's common stock. We also have noted that the committee's proxy card has named in addition to Mr. Meese, Ed Durkin (director of special programs for the Union) and Phil Miller, a local union organizer, each of whom is a full-time union professional and neither of whom are stockholders, as the proxy holders for the annual meeting. It is our belief that this amounts to undeniable evidence that the committee is union controlled.

          In June 1993, an election was conducted to determine whether certain of the Company's main shipyard's employees desired to be represented by the Metal Trades Department of the AFL-CIO. The National Labor Relations Board is in the process of determining the final outcome of the election.

          The Company has opposed the unionization of the workforce at the main shipyard because the Board of Directors and management believes unionization is not in the best interests of the Company's employees or stockholders. The Company's Board of Directors and management believe that the goals of the union, through the committee, in conducting its proxy solicitation are to attempt to discredit the Company's management and to attempt to weaken the Company's resolve in opposing the unionization of certain of its employees. The Company is just one of many companies that have recently been the target of this union tactic of fostering proxy contests, which the Company's Board of Directors and management believe is an inappropriate way to address labor matters.

          The Company is currently the only major non-union shipyard in the United States. The Company's Board of Directors and management believe that the Company's competitive advantage is due in part to its non-union status and that to give in to union pressure would be detrimental to stockholders' interests.

          The year 1993 marked a significant turning point for the Company as its stock price more than tripled. In addition, during 1993 the Company successfully secured shipbuilding contracts that increased its backlog from a low during the year of approximately $495 million to over $2.2 billion (with options) at year end, an increase of over 400%. The Company also successfully negotiated with the U.S. Navy a $145 million settlement of the Company's previously submitted Requests for Equitable Adjustment with respect to those contracts that were a major reason for the Company's losses in recent years, and reduced its indebtedness over the past 18 months by approximately $82 million. These actions substantially strengthened the Company's financial condition and positioned the Company to take advantage of future business opportunities.

          The same management that the committee has charged with "mismanagement" is responsible for the positive developments in 1993 that will benefit the stockholders and employees in the years ahead. Actions taken by the Company's management will enable the Company to continue to sustain employment at relatively high levels, as the Company was able to do during the difficult period in the late 1980s and early 1990s when many other companies were dramatically downsizing their workforce or going out of business entirely. The Company encourages you to read the Company's 1993 Annual Report, which contains information regarding the achievements of the Company's management and the Company's prospects.

          The Company's Board of Directors is fully informed regarding the ongoing debate over the appropriate structure of the governance of American corporations. The Board continually evaluates these concerns in fulfilling its obligation to manage the Company in the best interests of its stockholders.

          The Company's employees and management have worked very hard to return the Company to profitability and the prospects for a profitable future are bright. The Company does not believe it is in the stockholders' or employees' best interests to disrupt the Company's turnaround at the very time when both the stockholders and employees are on the verge of reaping the rewards of these efforts.

          Once again, we urge you to sign, date and return any voting instruction form you may receive with a vote AGAINST each of the committee proposals and FOR the two nominees for director.

          Sincerely,

          THE BOARD OF DIRECTORS OF
          AVONDALE INDUSTRIES, INC.


          By:
                 Albert L. Bossier, Jr.
                 Chairman, President &
                Chief Executive Officer